                                                                    Exhibit 99.2



NOTE: THE ESTIMATES OF VALUE INCLUDED IN EXHIBIT A TO THE LOCK UP AGREEMENT DO NOT PURPORT TO BE APPRAISALS, NOR DO THEY REFLECT THE VALUES THAT MAY BE REALIZED IF, FOLLOWING REORGANIZATION, THE COMPANY, OR ALL OR A PORTION OF ITS ASSETS, WERE SOLD. THE ESTIMATES OF VALUE ARE BASED ON A HYPOTHETICAL REORGANIZED ENTERPRISE VALUE AND SUBJECT TO NUMEROUS SIGNIFICANT ASSUMPTIONS. THE ESTIMATES WERE DEVELOPED SOLELY FOR PURPOSES OF FORMULATING AND NEGOTIATING A PLAN OF REORGANIZATION AND ANALYZING THE PROJECTED RECOVERIES THEREUNDER. THE ESTIMATED REORGANIZATION VALUE IS HIGHLY DEPENDENT UPON CERTAIN ASSUMPTIONS THAT ARE NOT GUARANTEED.

THE VALUATIONS AND ESTIMATES SET FORTH IN EXHIBIT A TO THE LOCK UP AGREEMENT REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT NECESSARILY REFLECT THE VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE SET FORTH IN EXHIBIT A TO THE LOCK UP AGREEMENT DOES NOT PURPORT TO BE AN ESTIMATE OF THE COMPANY'S POST-REORGANIZATION MARKET VALUE. SUCH MARKET VALUE MAY BE MATERIALLY DIFFERENT FROM THE REORGANIZATION EQUITY VALUE SET FORTH IN EXHIBIT A.

                                                       [FORM OF  EXECUTION COPY]

                     LOCK UP, VOTING AND CONSENT AGREEMENT
                     -------------------------------------

     This Lock Up, Voting and Consent Agreement (the "Agreement"), dated as of
                                                      ---------
November 9, 2001, is entered into and made by and among Chiquita Brands International, Inc., a New Jersey corporation ("Debtor" or the "Company") and
                                                 ------          -------
each of the undersigned holders (each, a "Consenting Holder" and, together, the
                                          -----------------
"Consenting Holders") of the Old Notes (as defined below).  All capitalized
 ------------------
terms not otherwise defined herein have the meanings given for said terms in the Term Sheet (as hereinafter defined).

     WHEREAS, Debtor has issued (i) $250,000,000 of 9 5/8% Senior Notes due 2004 (the "Old 9 5/8% Notes") pursuant to an Indenture (the "Old 9 5/8% Senior Note
      ----------------                                  ----------------------
Indenture"), dated as of November 30, 1991, by and between Debtor and The Fifth
---------
Third Bank, Cincinnati, Ohio, as Trustee (the "Old Senior Note Trustee"), (ii)
                                               -----------------------
$175,000,000 of 9 1/8% Senior Notes due 2004 (the "Old 9 1/8% Senior Notes")
                                                   -----------------------
pursuant to an Indenture (the "Old Master Senior Note Indenture", and together
                               --------------------------------
with the Old 9 5/8% Senior Note Indenture, the "Old Senior Note Indentures"),
                                                --------------------------
dated as of February 15, 1994 by and between Debtor and the Old Senior Note Trustee, (iii) $150,000,000 of 10 1/4% Senior Notes due 2006 (the "Old 10 1/4%
                                                                   -----------
Senior Notes") pursuant to the Old Master Senior Note Indenture, (iv)
------------
$200,000,000 of 10% Senior Notes due 2009 (the "Old 10% Senior Notes", and
                                                --------------------
together with the Old 9 5/8% Notes, Old 9 1/8% Senior Notes and Old 10 1/4% Senior Notes, the "Old Senior Notes") pursuant to the Old Master Senior Note
                   ----------------
Indenture and (v) $138,000,000 of 7% Convertible Subordinated Debentures due 2001 (the "Old Subordinated Notes", and together with the Old Senior Notes, the
           ----------------------
"Old Notes") pursuant to an Indenture (the "Old Subordinated Note Indenture,"
 ---------                                  -------------------------------
and together with the Old Senior Note Indentures, the "Old Note Indentures"),
                                                       -------------------
dated as of March 28, 1991, by and between Debtor and Manufacturers Hanover Trust Company, as Trustee, whose successor in interest is The Chase Manhattan Bank(the "Old Subordinated Note Trustee", and together with the Old Senior Note
          -----------------------------
Trustee, the "Old Note Trustees");
              -----------------

     WHEREAS, Debtor and the Consenting Holders have engaged in good faith negotiations with the objective of reaching an agreement with regard to restructuring of the Old Notes;

     WHEREAS, Debtor and each of the Consenting Holders now desire to implement a financial restructuring (the "Financial Restructuring"), and in order to
                                -----------------------
implement the Financial Restructuring, Debtor intends to prepare and file a disclosure statement (the "Disclosure Statement") and plan of reorganization
                           --------------------
(the "Plan") consistent in all material respects with the terms set forth in
      ----
this Agreement and the term sheet attached hereto as Exhibit A (the "Term
                                                                     ----
Sheet") implementing the terms of the Financial Restructuring in a case (the
-----
"Chapter 11 Case") filed under the United States Bankruptcy Code, 11 U.S.C. (S)
 ---------------
101 et seq. (the "Bankruptcy Code"), and Debtor intends to use its best efforts
                  ---------------
to have the Disclosure Statement approved and such Plan confirmed by the United States Bankruptcy Court for the Southern District of Ohio (the "Bankruptcy
                                                                ----------
Court") in the Chapter 11 Case as expeditiously as possible under the Bankruptcy
-----
Code and the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules");
                                                         ----------------

     WHEREAS, each Consenting Holder holds or is the beneficial owner of the aggregate principal amount of Old Senior Notes and/or Old Subordinated Notes (for each such party, the "Relevant Claim"), in each case as set forth below
                           --------------
each such Consenting Holder's signature attached hereto;

     WHEREAS, each Consenting Holder has reviewed, or has had the opportunity to review, with the assistance of professional financial and legal advisors of its choosing, the Term Sheet; and

     WHEREAS, each Consenting Holder desires to support and vote for confirmation of the Plan, and Debtor desires to obtain the commitment of the Consenting Holders to support and vote for the Plan, in each case subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and the Consenting Holders agree as follows:

     Section 1.   Voting.  Each Consenting Holder represents and warrants that,
                  ------
as of the date hereof, it is the legal owner, beneficial owner and/or the investment adviser or manager for the beneficial owner (with the power to vote and dispose of such claims on behalf of such beneficial owner) of such legal or beneficial owner's Relevant Claim and that there are no Old Senior Notes or Old Subordinated Notes of which it is the legal owner, beneficial owner and/or investment advisor or manager for such legal or beneficial owner which are not part of its Relevant Claim. Each Consenting Holder agrees for itself that (i) it shall timely vote its Relevant Claim and any other claims or interests that it holds (and not revoke or withdraw such vote) to accept the Plan; provided
                                                                    --------
that the terms of the Plan and Disclosure Statement are consistent in all
----
material respects with the terms described in the Term Sheet and (ii) to the extent such election is available, it shall not elect on its ballot to preserve any claims, if any, such Consenting Holder may have that may be affected by the releases provided for under the Plan.

     Section 2.   Support of the Plan.
                  -------------------

            (a) Each Consenting Holder agrees that so long as it is the legal owner, beneficial owner and/or the investment adviser or manager of any claims or interests, including all or any portion of the Relevant Claim, it will (i) from and after the date hereof not agree to, consent to, provide any support to, participate in the formulation of, or vote for any plan of reorganization or liquidation, other than the Plan; (ii) execute and deliver a customary letter, in form and substance reasonably satisfactory to the Company and such Consenting Holder, from the Consenting Holder (or an ad hoc committee of Consenting Holders) for distribution to the holders of any impaired claims against or interests in the Company, stating that such Consenting Holder supports and has committed to vote to approve the Plan and (iii) agree to permit disclosure in the Disclosure Statement and any filings by the Company with the Securities and Exchange Commission of the contents of this Agreement, including, but not limited to, the commitments given in clause (i) of this Section 2(a) and the aggregate Relevant Claims held by all Consenting Holders; provided that
                                                          -------- ----
the Company shall not disclose the amount of the Relevant Claim of any individual Consenting Holder, except as otherwise required by applicable securities law.

          (b) Each Consenting Holder further agrees that so long as it is a holder of a Relevant Claim, it shall not object to or otherwise commence any proceeding to oppose or alter any of the terms of the Term Sheet or any other document filed in connection with the confirmation of the Plan (hereinafter a "Reorganization Document") and shall not take any action which is inconsistent
 -----------------------
with, or that would delay approval or confirmation of any of the Disclosure Statement, the Plan or any of the Reorganization Documents; provided that the
                                                            -------- ----
terms of all such Reorganization Documents are customary and otherwise consistent with the material terms of the Term Sheet. Without limiting the generality of the foregoing, no Consenting Holder may directly or indirectly seek, solicit, support or encourage any other plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company or any of its subsidiaries that could reasonably be expected to prevent, delay or impede the restructuring of the Company as contemplated by the Plan or any Reorganization Document.

     Section 3.  Forbearance.  So long as this Agreement shall remain in effect,
                 -----------
each Consenting Holder hereby agrees to forebear (and agrees to seek to cause the forbearance, including by giving all necessary instructions to the Old Note Trustees in accordance with the Old Note Indentures) from exercising any rights or remedies it may have under the Old Note Indentures and all related documents, applicable law, or otherwise, (including, without limitation, the filing of an involuntary petition against the Company), with respect to any existing default under the Old Note Indentures and all related documents during the period commencing on the date hereof and ending on the earlier of (a) the date on which the Chapter 11 Case is commenced (it being understood that such forbearance applies to any defaults caused by the commencement of the Chapter 11 Case as well) and (b) the date on which the obligations of the Consenting Holders hereunder are terminated pursuant to Section 8 hereof (the "Forbearance").
                                                            -----------

     Section 4.  Restrictions on Transfer.  Each of the Consenting Holders
                 ------------------------
hereby agrees that, for so long as this Agreement shall remain in effect, it shall not sell, transfer or assign all or any of its Relevant Claims or any option thereon or any right, interest (voting or otherwise) therein, unless the transferee agrees in writing to be bound by the terms of this Agreement by executing a counterpart signature page to this Agreement and the transferor promptly provides the Company with a copy thereof, in which event the Company shall be deemed to have acknowledged that its obligations to the Consenting Holders hereunder shall be deemed to constitute obligations in favor of such transferee, and the Company shall confirm such acknowledgment in writing.

     Section 5.  Further Acquisition of Old Senior Notes and Old Subordinated
                 ------------------------------------------------------------
Notes. This Agreement shall in no way be construed to preclude the Consenting
-----
Holders or any of their respective subsidiaries from acquiring additional Old Senior Notes and Old Subordinated Notes. However, any such additional Old Senior Notes and Old Subordinated Notes acquired by a Consenting Holder shall automatically be deemed to be Relevant Claims and to be subject to the terms of this Agreement. The Consenting Holder agrees that it shall not create any subsidiary for the sole purpose of acquiring any Old

Senior Notes or Old Subordinated Notes. Upon the request of the Company, each Consenting Holder shall provide an accurate and current list of the Relevant Claims held by such Consenting Holder.

     Section 6.  Company Agreement.  The Company hereby agrees to use its
                 -----------------
commercially reasonable efforts to have the Disclosure Statement approved by the Bankruptcy Court, and thereafter to use its commercially reasonable efforts to obtain an order of the Bankruptcy Court confirming the Plan, in each case as expeditiously as commercially reasonable under the Bankruptcy Code and Bankruptcy Rules, and consistent in all material respects (including with respect to the treatment of claims and interests) with the terms and conditions of the Term Sheet (including the distributions contemplated by Article IV of the Term Sheet); provided that should the Bankruptcy Court not confirm the Plan due
             -------- ----
to the distribution of the Reduction Amount (as defined in the Term Sheet) to the holders of Class 6 Claims under the conditions set forth in the Term Sheet, the Company agrees to use its commercially reasonable efforts to confirm the Plan, as modified solely to provide that such Reduction Amount would be canceled instead of distributed to the holders of Class 6 Claims.

     Section 7.  Acknowledgment.  This Agreement is not and shall not be deemed
                 --------------
to be a solicitation for consents to the Plan. The acceptance of the Consenting Holders will not be solicited until the Consenting Holders have received the Disclosure Statement and related ballot, as approved by the Bankruptcy Court.

     Section 8.  Termination.  The obligations of the Consenting Holders
                 -----------
hereunder shall remain effective and binding and shall terminate only upon the earlier to occur of (a) in the case of a Holder of Old Senior Notes, (i) the Plan provides or is modified to provide for treatment of such Holder which is materially adverse to the treatment described in the Term Sheet; (ii) the Plan provides or is modified without the consent of the Consenting Holders to provide for treatment of the Holders of the Old Subordinated Notes, Old Preferred Equity Interests or Old Common Equity Interests that increases the aggregate recoveries for such Old Subordinated Notes, Old Preferred Equity Interests and Old Common Equity Interests as a whole versus that contemplated by the Term Sheet, or the Plan is modified in a manner which substantially decreases the likelihood that the Plan will be confirmed; (iii) the date that Debtor commences the Chapter 11 Case is not within 16 days from the date that public announcement is made regarding execution of this Agreement or is commenced without the simultaneous filing of the Plan and Disclosure Statement; (iv) the date that the Bankruptcy Court approves the Disclosure Statement is not within 75 days from the date that Debtor commences the Chapter 11 Case; (v) the confirmation date of the Plan is not within the later of (1) 120 days from the date that Debtor commences the Chapter 11 Case or (2) 135 days from the date that public announcement is made regarding execution of this Agreement; or (vi) official public announcement that the relevant European Union authority has decided to enact a change which would take effect prior to 2006 in the European Union's current banana import regime that is materially adverse to the business or financial condition of the Company and its subsidiaries, taken as a whole, and
(b) in the case of a Holder of Old Subordinated Notes, (i) the Plan provides or is modified to provide for treatment of such Holder which is materially adverse to the treatment described in the Term Sheet; (ii) the Plan provides or is modified without the consent of the Consenting Holders to provide for treatment of the Holders of the

Old Senior Notes, Old Preferred Equity Interests or Old Common Equity Interests that increases the aggregate recoveries for such Old Senior Notes, Old Preferred Equity Interests and Old Common Equity Interests as a whole versus that contemplated by the Term Sheet, or the Plan is modified in a manner which substantially decreases the likelihood that the Plan will be confirmed; (iii) the date that Debtor commences the Chapter 11 Case is not within 16 days from the date that public announcement is made regarding execution of this Agreement or is commenced without the simultaneous filing of the Plan and Disclosure Statement; (iv) the date that the Bankruptcy Court approves the Disclosure Statement is not within 75 days from the date that Debtor commences the Chapter 11 Case; (v) the confirmation date of the Plan is not within the later of (1) 120 days from the date that Debtor commences the Chapter 11 Case or (2) 135 days from the date that public announcement is made regarding execution of this Agreement; or (vi) official public announcement that the relevant European Union authority has decided to enact a change which would take effect prior to 2006 in the European Union's current banana import regime that is materially adverse to the business or financial condition of the Company and its subsidiaries, taken as a whole.

     Section 9.  Good Faith Negotiation of Documents.  Each party hereby further
                 -----------------------------------
covenants and agrees to negotiate the Reorganization Documents and any definitive documents relating thereto (including, but not limited to, the New Notes and New Common Stock), in good faith and, in any event, in all material respects consistent with the Term Sheet.

     Section 10. Representations and Warranties.  Each of the Consenting Holders
                 ------------------------------
and Debtor represent and warrant to each other that the following statements are true, correct and complete as of the date hereof:

          (a)    Power and Authority.  It has all requisite corporate,
                 -------------------
partnership, or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and to perform its obligations hereunder.

          (b)    Authorization.  The execution and delivery of this Agreement
                 -------------
and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or limited liability company action on its part.

          (c)    No Conflicts.  The execution, delivery and performance of this
                 ------------
Agreement does not and shall not: (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries, (ii) violate its certificate of incorporation, bylaws or other organizational documents or those of any of its subsidiaries; or (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

          (d)    Governmental Consents.  The execution, delivery and performance
                 ---------------------
by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body (other than the approval of the Bankruptcy Court in the case of Debtor).

          (e)    Binding Obligation.  Subject to the provision of Sections 1125
                 ------------------
and 1126 of the Bankruptcy Code, this Agreement is a legally valid and binding obligation, enforceable in accordance with its terms.

     Section 11. Impact of Appointment of Creditors Committee.  If an official
                 --------------------------------------------
committee of holders of Old Senior Notes or Old Subordinated Notes is appointed by the United States Trustee in the Chapter 11 Case, the Company shall cooperate with the Consenting Holders in seeking to cause the United States Trustee to appoint Consenting Holders to be members of such official committee pursuant to
Section 1102 of the Bankruptcy Code (but the fact of such service on such committee shall not otherwise affect the continuing obligations of such Consenting Holders under this Agreement or the validity or enforceability of this Agreement; provided that, to the extent that a Consenting Holder is acting
                -------------
in his or its capacity as a member of such committee, such Consenting Holder will not be prohibited from acting as required by the fiduciary duties of a committee member). The Company shall seek to appoint at least one holder of Old Subordinated Notes (or the Old Subordinated Note Trustee) to any committee, whether as a voting member or in an ex-officio capacity.

     Section 12.  Fees and Expenses.  The Company shall pay the fees and
                  -----------------
expenses of the financial and legal advisors for that certain informal committee formed by certain holders of Old Senior Notes and the fees and expenses of the legal advisors for that certain informal committee formed by certain holders of Old Subordinated Notes, in accordance with the Company's respective agreements with such firms.

     Section 13.  Complete Agreement, Modification of Agreement. This Agreement
                  ---------------------------------------------
and the other agreements referenced herein constitute the complete agreement between the parties with respect to the subject matter hereof. This Agreement may not be modified, altered, amended or supplemented except by an agreement in writing signed by the Company and each of the Consenting Holders.

     Section 14.  Specific Performance.  It is understood and agreed by the
                  --------------------
parties that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to the sole and exclusive remedy of specific performance and injunctive or other equitable relief, including attorneys fees and costs, as a remedy of any such breach, and each party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.

     Section 15.  Assignment.   Except as set forth in Section 4, no rights or
                  ----------
obligations of any party under this Agreement may be assigned or transferred to any other person or entity.

     Section 16.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                  -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE. By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the U.S. District Court for the Southern District of New York. By execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, upon the commencement of the Chapter 11 Case, each of the Parties hereto hereby agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

     Section 17.  Modification of Term Sheet. No modification or change to the
                  --------------------------
Term Sheet shall release the Consenting Holder from obligations under this Agreement if the Term Sheet remains substantially similar in all economic and other respects, and if such modification or change does not negatively impact or lessen the economic recovery or other rights that such Consenting Holder will receive under the Term Sheet; provided that the Company and the holders of a
                              -------- ----
majority of the principal amount of the Old Subordinated Notes held by parties to this Agreement shall be entitled to modify the provisions relating to the Note Election and the Additional Equity, so long as such modification does not negatively impact or affect the Holders of the Old Senior Notes.

     Section 18.  Independent Due Diligence and Decision-Making. Each of the
                  ---------------------------------------------
Consenting Holders hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions and prospects of Debtor. To the extent any materials or information have been furnished to it by Debtor, the undersigned hereby acknowledges that they have been provided for informational purposes only, without any representation or warranty.

     Section 19.  Headings. The headings of the sections, paragraphs and
                  --------
subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

     Section 20.  Prior Negotiations.  This Agreement, the Term Sheet and the
                  ------------------
Reorganization Documents supersede all prior negotiations with respect to the subject matter hereof.

     Section 21.  Consideration. It is hereby acknowledged by the Company and
                  -------------
each of the Consenting Holders that no consideration shall be due or paid to the Consenting Holders for their agreement to vote to accept the Plan in accordance with the terms and conditions of this Agreement, other than the Company's agreement to use its reasonable best efforts to obtain approval of the Disclosure Statement and to confirm the Plan in accordance with the terms and conditions of this Agreement.

     Section 22.  No Third Party Beneficiaries. This Agreement shall be solely
                  ----------------------------
for the benefit of the parties hereto, including their permitted assigns, and no other person or entity shall be a third party beneficiary hereof. Nothing in this Agreement, express or implied, shall give to any party or entity other than the parties any benefit or any legal or equitable right, remedy or claim under this Agreement.

     Section 23.  Notices.  All notices hereunder to be served to the Company
                  -------
shall be deemed given if in writing and delivered or sent by telecopy, courier or by registered or certified mail (return receipt requested) to the following addresses or telecopier numbers (or at such other addresses or telecopier numbers as shall be specified by like notice):

               Chiquita Brands International, Inc.
               250 East Fifth Street
               Cincinnati, Ohio 45202
               Attn: General Counsel



               with copies to:
               --------------

               Kirkland & Ellis
               200 E. Randolph Drive
               Chicago, Illinois 60601
               Attn: James H.M. Sprayregen, Esq.
                     Matthew N. Kleiman, Esq.

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York 10019-6064
               Attn: Alan W. Kornberg, Esq.
                     Andrew N. Rosenberg, Esq.

               Schulte Roth & Zabel LLP
               919 Third Avenue
               New York, New York 10022
               Attn: Mark A. Broude, Esq.

     Section 24.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, each of which shall, collectively and separately, constitute one and the same agreement.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                             CHIQUITA BRANDS INTERNATIONAL, INC.


                                             By:________________________________

                                             Its:_______________________________


                                             HOLDER OF RELEVANT CLAIM:
                                             ------------------------

                                 Name of Holder:________________________________


                                             By:________________________________

                                             Its:_______________________________

              Aggregate Principal Amount
              of Old Senior Notes:           $__________________________________

              Aggregate Principal Amount
              of Old Subordinated Notes:     $__________________________________

                                                                       EXHIBIT A

          THIS OUTLINE IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES
             OR SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN.
          SUCH OFFER OR SOLICITATION WILL BE MADE IN COMPLIANCE WITH
               ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS
                            OF THE BANKRUPTCY CODE

                      CHIQUITA BRANDS INTERNATIONAL, INC.

                   PRELIMINARY OUTLINE OF PRINCIPAL TERMS OF
                       CHAPTER 11 PLAN OF REORGANIZATION
                       ---------------------------------

     This Outline describes certain of the principal terms of a proposed reorganization of the outstanding indebtedness and liabilities of, and equity interests in, Chiquita Brands International, Inc., a New Jersey corporation (the "Company"). No reorganization of the outstanding indebtedness and liabilities
 -------
of any subsidiary of the Company, including Chiquita Brands, Inc., is contemplated. The reorganization of the Company described herein will be implemented through confirmation of a "pre-arranged" or "pre-negotiated" reorganization plan of the Company (the "Plan") under chapter 11 of title 11 of
                                         ----
the United States Code, 11 U.S.C. (S)101 et seq. (the "Bankruptcy Code"), which
                                         -- ---        ---------------
Plan has the support of the Unofficial Committee of Holders of Chiquita Brands International, Inc.'s Senior Notes (the "Senior Noteholders Committee,") and
                                         ----------------------------
the Unofficial Committee of Holders of Chiquita Brands International, Inc.'s Subordinated Convertible Notes (the "Subordinated Noteholders Committee" and,
                                     ----------------------------------
together with the Senior Noteholders Committee, the "Committees") described
                                                     ----------
below./1/ The transactions described in this Outline are subject in all respects to, among other things, definitive documentation, including the Plan, appropriate disclosure materials and related documents. The Company and the Committees agree that the reorganization enterprise value of the Company for purposes of this Outline and the Plan is $1.28 billion./2/

I.  Classification and Treatment of Claims and Interests

    A.  Unclassified Claims (not entitled to vote)
        -------------------

______________________

/1/ Any creditors committee appointed in a Chapter 11 case commenced by the Company which is comprised in whole or in part by any holders of Senior Note Claims, Subordinated Note Claims, or either of the trustees under the indentures pursuant to which the Senior Notes or Subordinated Notes were issued, is hereinafter referred to as the "Creditors Committee".
                                                -------------------

/2/ Based on such reorganization enterprise value and after deducting the long-term net indebtedness of the Reorganized Company at the Effective Date (comprised of $250 million of New Notes and an estimated $413 million of subsidiary indebtedness), (a) the aggregate equity value of the Reorganized Company is $617 million, (b) the value of the New Equity is $14.38 per share and (c) the value of each New Warrant (for one share) is $3.11.

        1.  Administrative Claims: Each holder will receive payment in full (in cash) of the unpaid portion of an allowed administrative claim on the Plan effective date (the "Effective Date") or as soon thereafter
                                          --------------
            as practicable (or if not then due, in accordance with its terms).

        2. Priority Tax Claims: At the option of the Company, each holder will receive either (i) payment in full (in cash) on the Effective Date or as soon thereafter as practicable or (ii) payment over a six-year period from the date of assessment as provided in section 1129(a)(9)(C) of the Bankruptcy Code with interest payable at a rate of 8 1/4% per annum or such other rate as may be required by the Bankruptcy Code.

B.   Unimpaired Claims (deemed to accept)
     -----------------

        1. Class 1 - Other Priority Claims: Each holder will receive payment in full (in cash) of an allowed other priority claim on the Effective Date or as soon thereafter as practicable.

        2. Class 2 - Secured Claims (if any):/3/ At the option of the Company, the Company will (i) reinstate such allowed secured claim by curing all outstanding defaults with all legal, equitable and contractual rights remaining unaltered, (ii) pay in full (in cash) such allowed secured claim on the Effective Date or as soon thereafter as practicable or (iii) satisfy such allowed secured claim by delivering the collateral securing such claim and paying any interest required to be paid under section 506(b) of the Bankruptcy Code.

        3. Class 3 - General Unsecured Claims: Holders of all general unsecured claims (not included in Class 4), including all liquidated claims, will receive payment in full on or after the Effective Date, as and when due in the ordinary course of business.

     The Company will seek a first day order of the Bankruptcy Court permitting the ongoing payment of unimpaired claims in the ordinary course during the pendency of the Chapter 11 case.

C.   Impaired Claims (entitled to vote)
     ---------------

        1.  Class 4 - Senior Note Claims and Subordinated Note Claims:/4/

________________

/3/ Each secured creditor will be placed in a separate subclass of Class 2; each subclass will be treated as a separate class for voting and distribution purposes.

/4/ For purposes of this outline, the subclasses of Class 4 are treated as a single class for voting purposes (continued...)

            (a)  Subclass 4A - Senior Note Claims:

                 (i)  Composition: Subclass 4A ("Senior Note Claims")
                      -----------                ------------------
                      includes all claims against the Company based upon the 9 1/8% Senior Notes due 2004, the 9 5/8% Senior Notes due 2004, the 10% Senior Notes due 2009 and the 10 1/4% Senior Notes due 2006.

                 (ii) Treatment:  On the Effective Date or as soon thereafter as
                      ---------
                      practicable, each holder will receive its proportionate share of (i) a principal amount of $250 million of Senior Notes (the "New Notes") to be issued by the Company, as
                                  ---------
                      reorganized (the "Reorganized Company") containing the
                                        -------------------
                      principal terms set forth on Schedule I attached hereto
                                                   ----------
                      and (ii) 35,100,000 shares/5/ of the common stock of the Reorganized Company as of the Effective Date (the "New Equity") (i.e., 87.75% of the New Equity, subject to dilution by exercise of the New Warrants (as defined below) and by grants or issuances under the 2002 Stock Option Plan (as defined below)). The foregoing is subject to adjustment as follows: (i) the principal amount of New Notes to be received by Subclass 4A may be decreased, and the New Equity to be received by Subclass 4A may be increased, in connection with the election of some or all of the holders of Subclass 4B Claims to receive New Notes in lieu of New Equity as described below and (ii) cash may be distributed to Subclass 4A in lieu of up to 2,280,730 shares of New Equity (i.e., 5.70% of the New Equity) which would otherwise be distributed to Subclass 4A as a result of the election of some or all of the holders of Subclass 4B Claims to purchase the Additional New Equity (as described below).

                      The New Notes will be issued in denominations of $1,000 and integral multiples thereof. No New Note will be issued in a denomination of less than $1,000. In the event a holder is entitled to distribution of New Notes that is not an integral multiple of

________________

/4/  (...continued)
     and each as a separate class for distribution purposes.

/5/ All share numbers in this outline are based upon the issuance of 40,000,000 shares of New Equity on the Effective Date (with the Effective Date assumed to be December 31, 2001), subject to dilution by the exercise of the New Warrants and grants or issuances under the 2002 Stock Option Plan. If the actual number of shares issued is different than 40,000,000, share numbers set forth in this Outline will be adjusted accordingly.

                         $1,000, such distribution shall be aggregated by the Company (or its agent), and as soon as practicable after the Effective Date, such interests shall be sold by the Company (or its agent) in a commercially reasonable manner and, upon the completion of such sale, the net proceeds thereof shall be distributed (without interests) pro rata to the holders based upon the fraction of New Notes each such holder would have been entitled to receive or deemed to hold had the Company issued New Notes in integral multiples smaller than $1,000, such distribution being in lieu of any other distribution with respect thereto.

               (b)  Subclass 4B -  Subordinated Note Claims:

                    (i)   Composition: Subclass 4B ("Subordinated Note Claims")
                          -----------                ------------------------
                          includes all claims against the Company based upon the Company's 7% Convertible Subordinated Debentures due 2001.

                    (ii)  Treatment:  Each holder shall receive, on the
                          ---------
                          Effective Date or as soon thereafter as practicable, its proportionate share of 3,100,000 shares of New Equity (i.e., 7.75% of the New Equity, subject to dilution by exercise of the New Warrants (as defined below) and by grants or issuances under the 2002 Stock Option Plan (as defined below)). However, in lieu of receiving all or a portion of such holder's share of the 3,100,000 shares of New Equity allocated to Subclass 4B, each holder has the right to receive its share of $10 million in New Notes (which New Notes would otherwise be distributable to Subclass 4A) (the "Note Election"). The holders electing to receive
                           -------------
                          their respective amounts of such New Notes shall receive $1,000 principal amount of New Notes for each lot of 101.19 shares of New Equity the holder elects to not receive./6/ If more than $10 million in New Notes are subscribed for pursuant to the foregoing, each electing holder will be entitled to receive an amount of New Notes in lieu of New Equity equal to (1) $10,000,000, multiplied by (2) a fraction, (a) the
                                       ---------- --
                          numerator of which is the amount of Subclass 4B Claims held by such holder in respect of which such holder has elected to receive New Notes and (b) the denominator of which is the aggregate amount of Subclass 4B Claims in respect of which holders of Subclass 4B Claims have elected to receive

_______________

/6/ Solely for purposes of this exchange ratio, the New Equity is being valued on the basis of an enterprise value of the Company of $1.1 billion.

                         New Notes; provided that the Company shall not be
                                    -------- ----
                         obligated in any event to issue New Notes other than in denominations of $1,000. If holders of Subclass 4B Claims elect to receive any New Notes, the principal amount of New Notes to be received by Subclass 4A shall be reduced by such amount, and the New Equity to be received by Subclass 4A shall be increased by the amount of New Equity forsaken by Subclass 4B in lieu of New Notes.

                         At the time of voting on the Plan, each holder of a Subclass 4B Claim shall also have the one-time right to purchase for cash its pro rata share of 2,280,730 shares of the New Equity, (i.e., 5.70% of the New Equity, subject to dilution by exercise of the New Warrants (as defined below) and by grants or issuances under the 2002 Stock Option Plan (as defined below)), at a price per share equal to $17.63/7/ (the aggregate amount of such New Equity purchased pursuant to such right being herein referred to as the "Additional New
                                                                --------------
                         Equity"). To the extent any holders of Subclass 4B
                         ------
                         Claims elect to purchase such New Equity, (1) an amount equal to the cash proceeds received by the Company in consideration for such New Equity shall be distributed to the holders of Subclass 4A Claims on a pro rata basis on the Effective Date or as soon thereafter as practicable and (2) the amount of New Equity to be received by Subclass 4A shall be reduced by the amount of the Additional New Equity.

                         Upon (a) the sale of, and/or consummation of a tender offer resulting in the purchase of, substantially all of the New Equity of the Reorganized Company (a "Stock
                                                                          -----
                         Sale"), (b) the merger of the Reorganized Company
                         ----
                         (whether or not the Reorganized Company is the surviving entity) which results in a change-in-control of the Reorganized Company (a "Merger") or (c) the sale
                                                        -----
                         of all or substantially all of the assets of the Reorganized Company (an "Asset Sale"), in each case
                                                  ----------
                         prior to the third anniversary of the Effective Date of the Plan, each holder of a Subclass 4B Claim will be entitled to its proportionate share of a one-time distribution (the "Supplemental Distribution") from the
                                            -------------------------
                         Reorganized Company

---------------

/7/ This share price will be based on an enterprise value of the Company which would result in a full recovery, on an aggregate basis, of all Subclass 4A Claims (including pre-petition and post-petition interest); solely for purposes of this election, this enterprise value is currently estimated to be $1.41 billion.

                         upon the consummation of such transaction. The Supplemental Distribution shall be determined as follows:

                         ------------------------------------------------------

                           Supplemental      Purchase Price      Implied Total
                          Distribution/8/     Per Share/9/         Enterprise
                          ------------        ---------             Value/10/
                                                                    -----
                         ------------------------------------------------------
                              $0            less than $17.64   less than $1.45
                                                                    billion
                         ------------------------------------------------------
                           $15 million       $17.64 - $19.61    $1.45 billion
                         ------------------------------------------------------
                           $20 million       $19.62 - $21.57    $1.55 billion
                         ------------------------------------------------------
                           $25 million       $21.58 - $23.52    $1.65 billion
                         ------------------------------------------------------
                           $30 million         $23.53 and       $1.75 billion
                                                 greater         and greater
                         ------------------------------------------------------

                         The Supplemental Distribution shall be paid in the same form, whether cash, stock or other securities, as the consideration received by the holders of New Equity (in the case of a Stock Sale or Merger) or the Reorganized Company (in the case of an Asset Sale). The right of a holder of a Subclass 4B Claim to receive its proportionate share of the Supplemental Distribution shall not be assignable or transferable.

          2.   Class 5 - Old Preferred Equity Interests:

               (a)  Composition:  Class 5 includes the three series of preferred
                    -----------
                    stock of the Company, the rights to accrued dividends thereon and any option, warrant or right, contractual or otherwise, to acquire any such interest (the "Old Preferred
                                                                  -------------
                    Equity Interests").
                    ----------------

__________________

/8/  The amounts in this table are not cumulative.

/9/ The Purchase Price Per Share shall be used to determine the amount of the Supplemental Distribution in the case of a sale of and/or tender offer for substantially all of the New Equity of the Reorganized Company, or a merger in which the Reorganized Company is not the surviving entity.

/10/ The Implied Total Enterprise Value shall be used to determine the amount of the Supplemental Distribution in the case of a sale of all or substantially all of the assets of the Reorganized Company.

               (b)  Treatment:  On the Effective Date or as soon thereafter as
                    ---------
                    practicable, the holders will receive (subject to the terms of Paragraph IV below) (i) 249,383 shares of the New Equity (i.e., 0.62% of the New Equity of the Reorganized Company as of the Effective Date, subject to dilution by exercise of the New Warrants (as defined below) and by grants or issuances under the 2002 Stock Option Plan (as defined below)), and (ii) warrants (the "New Warrants") to purchase
                                                     ------------
                    New Equity from the Reorganized Company in an aggregate amount equal to 4,156,389 shares of the New Equity (i.e., 7.79% of the New Equity on a fully diluted basis, prior to any dilution by grants or issuances under the 2002 Stock Option Plan (as defined below)). The principal terms of the New Warrants are described on Schedule II attached hereto.
                                                  -----------
                    The allocation of the New Equity and the New Warrants among the three classes of Old Preferred Equity Interests is set forth on Schedule III attached hereto./11/
                             ------------

          3.   Class 6 - Old Common Equity Interests:

               (a)  Composition:  Class 6 includes the common stock of the
                    -----------
                    Company and any option, warrant or right, contractual or otherwise, to acquire any such interest (the "Old Common
                                                                  ----------
                    Equity Interests").
                    ----------------

               (b)  Treatment:  On the Effective Date or as soon thereafter as
                    ---------
                    practicable, the holders shall receive (subject to the terms of Paragraph IV below) (i) 550,617 shares of the New Equity (i.e., 1.38%/12/ of the New Equity of the Reorganized Company as of the Effective Date, subject to dilution by exercise of the New Warrants and by grants or issuances under the 2002 Stock Option Plan), and (ii) New Warrants to purchase New Equity from the Reorganized Company in an aggregate amount equal to 9,176,944 shares of the New Equity (i.e., 17.21%/13/ of the New Equity on a fully diluted basis, prior to any dilution by grants or issuances under the 2002
_________________

/11/ Treatment subject to modification as set forth in Paragraph IV below, if Class 5 and/or Class 6 does not accept the Plan.

/12/ Holders of Old Preferred Equity Interests and Old Common Equity Interests will receive, in the aggregate, 2.0% of the New Equity (subject to dilution by exercise of the New Warrants and by grants or issuances under the 2002 Stock Option Plan).

/13/ Holders of Old Preferred Equity Interests and Old Common Equity Interests will receive, in the aggregate, Warrants exercisable into 25% of the New Equity (subject to dilution by grants or issuances under the 2002 Stock Option Plan).

                    Stock Option Plan). The principal terms of the New Warrants are described on Schedule II attached hereto./14/
                                     -----------

II.  Other Provisions

     In addition to the foregoing provisions relating to classification and treatment of claims and interests, the Plan shall contain provisions appropriate under the circumstances concerning, among other things, the following: (i) disputed claims and reserves therefor; (ii) the assumption or rejection, as the case may be, of executory contracts and unexpired leases; (iii) retention of jurisdiction by the Bankruptcy Court for certain purposes; (iv) inability to materially amend or modify the Plan's provisions with respect to any class, in a manner adverse to such class, without the consent of the applicable creditors committee appointed in the Company's chapter 11 case; (v) customary and standard exculpation and releases for officers, directors, employees, professionals and representatives of the Company and for American Financial Group and its affiliates, as and to the extent permitted under applicable law; and (vi) conditions to the effectiveness of the Plan, including the Company obtaining a waiver or amendment of its subsidiaries' financing arrangements with Foothill Capital Corporation in order to permit distributions by such subsidiaries to the Company, or otherwise replacing such financing facility. The Company will seek a first day order of the Bankruptcy Court permitting the ongoing payment of trade creditors after the filing of the Plan.

III. Management of the Reorganized Company

     A.  Board of Directors of Management
         --------------------------------

         The Plan shall provide that the initial board of directors of the Reorganized Company (the "New Board") shall consist of 7 (seven)
                                   ---------
         members, including the persons currently serving as the Chairman of the Board and as the President and Chief Executive Officer of the Company and 5 (five) members to be selected by the Committees or the Creditors Committee.

     B.  Management Incentive Program
         ----------------------------

         The Plan shall provide for a management incentive program (the "Management Incentive Program") that grants (i) to directors, officers
          ----------------------------
         and other management employees options to acquire 5,925,926 shares of the New Equity (i.e., 10% of the New Equity on a fully diluted basis at the Effective Date) pursuant to the Company's 2002 Stock Option Plan (the "2002 Stock Option Plan"); the exercise price of any options
               ----------------------
         granted thereunder on or about the time of the Effective Date will be set at the average closing price of the New Equity over the first 30 trading days following the Effective Date (or over such other 30

___________________

/14/ Treatment subject to modification as set forth in Paragraph IV below, if Class 5 and/or Class 6 does not accept the Plan.

         day period shortly after the Effective Date as the New Board determines), and the other terms of any options granted thereunder (including vesting) will be determined by the New Board, and (ii) to the current Chairman of the Board 800,000 shares of the New Equity (i.e., 2.0% of the New Equity, subject to dilution by exercise of the New Warrants and by grants or issuances under the 2002 Stock Option
         Plan), and to the current Chief Executive Officer and to such other employees of the Company as he may designate, 200,000 shares of the New Equity (i.e., 0.5% of the New Equity, subject to dilution by exercise of the New Warrants and by grants or issuances under the 2002 Stock Option Plan).

     C.  Registration and Other Rights and Listing of New Equity
         -------------------------------------------------------

         The Reorganized Company will use reasonable efforts to have the New Equity and New Warrants listed on a nationally recognized market or exchange. The New Equity and New Warrants will also be subject to customary demand and piggyback registration rights for the benefit of holders whose resale of such common stock would be limited or restricted by federal securities law.

IV.  New Equity and New Warrant Provisions

     The Plan shall provide that if Class 5 and/or Class 6 rejects the Plan, the Debtor may seek to confirm such Plan utilizing the "cram-down" provisions of section 1129(b) of the Bankruptcy Code. In the event that Class 5 rejects the Plan and Class 6 accepts the Plan, (a) Classes 5 and 6 shall receive no consideration under the Plan and (b) Class 4 shall be deemed to have entered into a settlement pursuant to which the New Equity and New Warrants that were to be distributed to Classes 5 and 6 under the Plan shall be distributed by Class 4 as follows: (1) Class 5 will receive 50% of the New Equity and 50% of the New Warrants that it would have received if it had approved the Plan and (2) Class 6 will receive, in addition to the amounts described in Section I.C.3 above, the remaining 50% of the New Equity and the remaining 50% of the New Warrants that would have been distributed to Class 5 if Class 5 had approved the Plan (such amount, the "Reduction Amount"). In the event that Class 5 accepts the Plan and
             ----------------
Class 6 rejects the Plan, (a) Class 6 shall receive no consideration under the Plan and (b) Class 4 shall be deemed to have entered into a settlement pursuant to which the New Equity and New Warrants that were to be distributed to Class 6 under the Plan shall be distributed by Class 4 as follows: (1) Class 6 will receive 50% of the New Equity and 50% of the New Warrants that it would have received if it had approved the Plan and (2) Class 5 will receive, in addition to the amounts described in Section I.C.2 above, the remaining 50% of the New Equity and the remaining 50% of the New Warrants that would have been distributed to Class 6 if Class 6 had approved the Plan. In the event that both Class 5 and Class 6 reject the Plan, (a) Classes 5 and 6 shall receive no consideration under the Plan and (b) Class 4 shall be deemed to have entered into a settlement pursuant to which the New Equity and New Warrants that were to be distributed to Classes 5 and 6 under the Plan shall be distributed by Class 4 as follows: (1) Class 5 will receive 50% of the New Equity and 50% of the New Warrants that it would have received if it had approved the Plan, and the remaining 50% of the New Equity and the remaining 50% of the New Warrants that would have been distributed to Class 5 if Class 5 had approved the Plan shall be canceled, and (2) Class 6 will receive

50% of the New Equity and 50% of the New Warrants that it would have received if it had approved the Plan, and the remaining 50% of the New Equity and the remaining 50% of the New Warrants that would have been distributed to Class 6 if Class 6 had approved the Plan shall be canceled.

                                                                      SCHEDULE I

                    NEW CHIQUITA BRANDS INTERNATIONAL, INC.

                             Senior Notes due 2008

                                   Term Sheet

Issuer:            New Chiquita Brands International, Inc. (the "Reorganized
                                                                 -----------
                   Company").
                   -------

Issue:             $250,000,000 Senior Notes (the "New Notes").
                                                   ---------

Denominations:     $1,000 and integral multiples thereof.

Interest:          The interest rate on the New Notes will be fixed at the
                   Effective Date at a rate equal to the sum of: (i) the yield for actively traded U.S. Treasury securities having a maturity of seven years, (ii) the Bear Stearns BB Index
                   Spread (as defined below) and (iii) 1.0%. The Bear Stearns BB
                   Index Spread is the spread over comparable maturity U.S.
                   Treasury securities of BB rated high yield debt securities as measured in the Bear Stearns Relative Value Analysis (Global
                   High Yield Research) as of the most recent report prior to the Effective Date. However, to the extent that the Bear
                   Stearns BB Index Spread has increased or decreased by more than 100 basis points (i.e. 1.0%) from the immediately prior weekly report, the spread used in clause (ii) above will be the average of the Bear Stearns BB Index Spread for the four-week period prior to the Effective Date.

Maturity:          7 years.

Optional
Redemption:        The New Notes may be redeemed at the option of the
                   Reorganized Company, in whole or in part, at any time on not less than 30 nor more than 60 days notice. In the case of redemption in the first, second or third year after issuance, the redemption shall be for an amount equal to the higher of
                   (i) par, or (ii) the present value of (A) the redemption amount at the beginning of the fourth year and (B) interest payments through the beginning of the fourth year (discounted in each case at a rate equal to the yield to maturity for comparable Treasuries plus 0.25%). In the case of any redemption thereafter, the redemption shall be for the following amounts in addition to any accrued and unpaid interest at the time of redemption: (i) if redeemed in the fourth year after issuance, at par plus 1/2 of the Senior
                   Note Interest Rate; (ii) if redeemed in the fifth year after issuance, at par plus 3/8 of the Senior Note Interest Rate;
                   (iii) if redeemed in the sixth year after issuance, at par plus 1/4 of the Senior Note Interest Rate; and (iv) if redeemed in the seventh year after issuance, at par.

Ranking: The New Notes will be senior unsecured obligations of the Reorganized Company, ranking pari passu with all other existing and future senior unsecured obligations of the Reorganized Company and will rank senior to all existing and future subordinated debt of the Reorganized Company.

Other Covenants:   The New Notes will have covenants which are (a) consistent with current market practices for high-yield securities, and
                   (b) substantially similar to the terms of the indenture for the Company's 10% Senior Notes due 2009, to the extent not inconsistent with current market practices.

                                                                     SCHEDULE II

                    NEW CHIQUITA BRANDS INTERNATIONAL, INC.

                                  New Warrants

                                   Term Sheet

Issuer:             New Chiquita Brands International, Inc. (the "Reorganized
                                                                  -----------
                    Company").
                    -------

Issue:              Warrants to purchase New Equity (the "New Warrants").
                                                          ------------

Expiration:         7 years.

Limitation of
Warrants:           May be exercised for 13,333,333 shares of the New Equity
                    (i.e., 25% of New Equity on a fully diluted basis, prior to dilution by any grants or issuances under the 2002 Stock
                    Option Plan).

Strike Price:       The exercise price of the New Warrants will be set as of the
                    Effective Date at a price per share equal to the "Solvency
                                                                      --------
                    Value", currently estimated to be $18.68 per share./15/
                    -----
                    Solvency Value is the value per share of the New Equity, that when multiplied by the number of shares of New Equity distributed to Class 4 (and after adding such amount to the face amount of the New Notes), will provide for a full recovery, on an aggregate basis, of Class 4 Claims for principal plus accrued and unpaid pre-petition and post-petition interest through the Effective Date.

Merger/
Tender Offer:       In the event of a merger or tender offer, all or partially for cash or other property (other than common equity securities), New Warrant holders will have the right to elect (as an alternative to exercising some or all of the New Warrants) to receive cash or other property (other than common equity securities) for such New Warrants in the same proportion as holders of New Equity equivalent to a Black/Scholes valuation of such New Warrants as of the date such merger or tender offer is consummated. For purposes of calculating such value, (i) the term

__________________

/15/ This $18.68 estimated exercise price assumes an Effective Date of December 31, 2001, and is based upon (1) aggregate Class 4 Claims at December 31, 2001 equal to $963.7 million, (2) ownership of Reorganized Company by holders of Class 4 Claims equal to 95.5% of the New Equity (prior to dilution by the New Warrants and the 2002 Stock Option Plan) and (3) total outstanding shares of New Equity equal to 40,000,000 (prior to dilution by the New Warrants and the 2002 Stock Option Plan). Solvency Value will be different if the Effective Date is a date other than December 31, 2001.

                    of the New Warrants will be the remaining time to the expiration of the New Warrants, (ii) the assumed volatility will be 25%, (iii) the assumed risk-free rate shall equal the yield on U.S. Treasury securities with comparable maturity to the remaining term of the New Warrants and (iv) the share price of the New Equity in such merger or tender offer will be equal to the cash proceeds, or the fair market value of the other property, received for such share of New Equity in such merger or tender offer. If the Reorganized Company enters into a merger or exchange offer in which the consideration to be received is all or partially equity securities, a pro rata portion of the New Warrants will be exchanged for replacement warrants of the surviving entity (to the extent the surviving entity is not the Reorganized Company) which will include similar terms and conditions, including similar Black/Scholes valuation protection in the event of a subsequent merger or tender offer.

                                                                    SCHEDULE III

                    NEW CHIQUITA BRANDS INTERNATIONAL, INC.

       Allocation of New Equity and New Warrants among Class 5 Interests

----------------------------------------------------------------------------
Series of Old Preferred       Old Preferred      New Equity    New Warrants
-----------------------       -------------      ----------    ------------
 Equity Interests           Equity Interests
 ----------------           ----------------
                            Outstanding /16/
                            ----------------
----------------------------------------------------------------------------
Series A                         1,678,130         126,284        2,104,734
----------------------------------------------------------------------------
Series B                         1,228,700         116,795        1,946,587
----------------------------------------------------------------------------
Series C                            84,371           6,304          105,069
----------------------------------------------------------------------------
TOTAL                                              249,383        4,156,389
----------------------------------------------------------------------------

/16/ As of October 31, 2001. To the extent of further conversions after October 31, 2001, the New Equity and New Warrants allocated to Class 5 will be correspondingly decreased, and the New Equity and New Warrants allocated to Class 6 will be correspondingly increased.

                                     III-1